UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2016, the Company held its Annual Meeting in Arlington, Virginia. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of ten directors to hold office for a one-year term expiring at the annual meeting in 2017 and until their respective successors are elected and qualified:

Director Name	For	Withhold/ Against	Broker Non-Votes	Abstained
Andrés R. Gluski	571,138,479	8,712,151	25,582,228	2,053,793
Charles L. Harrington	574,913,019	4,982,050	25,582,228	2,009,354
Kristina M. Johnson	573,893,654	5,999,594	25,582,228	2,011,175
Tarun Khanna	574,466,452	5,129,116	25,582,228	2,308,855
Holly K. Koeppel	574,658,019	5,245,078	25,582,228	2,001,326
Philip Lader	567,883,984	11,701,650	25,582,228	2,318,789
James H. Miller	574,329,571	5,267,143	25,582,228	2,307,709
John B. Morse, Jr.	571,861,456	8,032,170	25,582,228	2,010,797
Moisés Naím	574,528,663	5,365,835	25,582,228	2,009,925
Charles O. Rossotti	568,058,934	11,540,206	25,582,228	2,305,283

Proposal 2: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2016.

For:	595,575,977
Against:	11,467,319
Abstained:	443,355
Broker Non-Votes:	0

Proposal 3: The consideration of a nonbinding advisory vote on executive compensation.

For:	549,344,704
Against:	32,124,530
Abstained:	435,120
Broker Non-Votes:	25,582,228

Proposal 4: The consideration of a nonbinding, advisory Stockholder proposal to seeking a report on Company policies and technological advances.

For:	207,732,006
Against:	284,403,077
Abstained:	89,769,340
Broker Non-Votes:	25,582,228

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: April 21, 2016	By:	/s/ Brian A. Miller
Executive Vice President, General Counsel and Secretary